UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2007

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9, Newport, New Hampshire 03773

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

New Hampshire Thrift Bancshares, Inc. (“NHTB” Nasdaq: NHTB) and First Community Bank (“First Community”) jointly announced on April 16, 2007 the execution of a definitive agreement in which NHTB will acquire First Community in an exchange of cash and stock (the “Merger”). First Community will merge with and into NHTB’s subsidiary bank, Lake Sunapee Bank, fsb. NHTB, headquartered in Newport, New Hampshire, is the holding company for Lake Sunapee Bank, fsb, which currently operates 19 branches in New Hampshire, in Grafton, Hillsboro, Merrimack and Sullivan counties. First Community, headquartered in Woodstock, Vermont, operates 5 branches located in Woodstock, Killington and Rutland, Vermont.

The transaction, approved by the Boards of Directors of both companies, is valued at approximately $15.5 million. The terms of the merger agreement call for each outstanding share of First Community common stock to be converted into the right to receive $12.00 in cash or 0.7477 shares of NHTB common stock. First Community shareholders will have the right to elect either cash or stock with the constraint that the overall transaction must be consummated with 80% of the First Community shares being exchanged for NHTB stock and 20% being exchanged for cash. If there is an imbalance in elections, there will be a proration of proceeds to achieve the 80/20 split.

Following the Merger, one current director of First Community will be appointed to the Board of Directors of NHTB and to the Board of Directors of Lake Sunapee Bank, fsb, to serve for a term to expire at Lake Sunapee Bank’s next annual meeting, and renominated for such position until at least the third anniversary of the Merger. The remaining members of the current Board of Directors of First Community whose primary residences are located in Vermont will be invited to serve as members of the First Community Division Advisory Board to be established and maintained by NHTB for at least three years following the Merger.

The transaction is subject to approval by the shareholders of both NHTB and First Community, as well as customary regulatory approvals including the Office of Thrift Supervision and the Vermont Department of Banking, Insurance, Securities and Health Care Administration.

For additional information, reference is made to the press release dated April 16, 2007, which is included as Exhibit 99.1 and is incorporated herein by reference, and to the Agreement and Plan of Merger by and among New Hampshire Thrift Bancshares, Inc. and First Community Bank, dated as of April 16, 2007, which is filed as Exhibit 2.6 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

2.6	Agreement and Plan of Merger by and among New Hampshire Thrift Bancshares, Inc. and First Community Bank, dated as of April 16, 2007.

99.1	Press Release dated April 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

By:	/s/ Stephen W. Ensign
Name:	Stephen W. Ensign
Title:	Chairman, President and Chief Executive Officer

Date: April 16, 2007

Exhibit Index

Exhibit No.	Description

2.6	Agreement and Plan of Merger by and among New Hampshire Thrift Bancshares, Inc. and First Community Bank, dated as of April 16, 2007.

99.1	Press Release dated April 16, 2007.